EXHIBIT 99.1
FOR FURTHER INFORMATION CONTACT:
Stericycle Investor Relations 847-607-2012
Stericycle Media Relations 847-964-2288
Stericycle, Inc. Reports Results For the Third Quarter 2023
Company successfully deploys the ERP to U.S. Regulated Waste and Compliance Services
BANNOCKBURN, Ill., November 2, 2023 - Stericycle, Inc. (Nasdaq: SRCL) today reported results for the third quarter ended September 30, 2023.
Revenues for the third quarter were $653.5 million, a decrease of 5.3% compared to $690.3 million in the third quarter of 2022. Income from operations was $24.2 million compared to $50.6 million in the third quarter of 2022. Net income was $2.0 million, or $0.02 diluted earnings per share, compared to $28.0 million, or $0.30 in the third quarter of 2022. Adjusted income from operations1 was $70.3 million, compared to $92.0 million in the third quarter of 2022. Adjusted diluted earnings per share1 was $0.43 compared to $0.65 in the third quarter of last year. Cash flow from operations for the nine months ended September 30, 2023 was $193.3 million compared to $43.1 million in the same period of 2022. Free cash flow2 was an inflow of $91.1 million for the nine months ended September 30, 2023, compared to an outflow of $62.9 million in the same period of 2022.
KEY BUSINESS HIGHLIGHTS:
•Successfully deployed the ERP in the U.S. Regulated Waste and Compliance Services (“RWCS”) business in the third quarter.
•Grew RWCS organic revenues1 4.1% during a period of the ERP deployment compared to the third quarter of 2022.
•Improved free cash flow2 for the nine months ended September 30, 2023 by $154.0 million compared to 2022.
•Divested our Netherlands dental recycling business and UAE Secure Information Destruction (“SID”) joint venture in the third quarter and our Romania regulated waste business in October.
“In the quarter, our team members successfully deployed the ERP to the U.S. regulated waste business and RWCS revenue grew in a period of the ERP deployment. Additionally, we drove cost efficiencies that helped mitigate headwinds of about $30 million in commodity indexed revenues impacting the business,” said Cindy J. Miller, President and Chief Executive Officer. “The success of both our ERP implementation and our on-going continuous improvement efforts supports our longer-term outlook.”

1.Adjusted financial measures are Non-GAAP measures and exclude adjusting items as described and reconciled to comparable U.S. GAAP financial measures in the Reconciliation of U.S. GAAP to Non-GAAP Financial Measures contained in this Press Release.
2.Free cash flow is calculated as Net cash from operating activities less Capital expenditures.

THIRD QUARTER FINANCIAL RESULTS
U.S. Generally Accepted Accounting Principles (GAAP) Results
•Revenues in the third quarter were $653.5 million compared to $690.3 million in the third quarter of 2022. The decrease was primarily due to divestitures of $32.4 million, which was partially offset by favorable foreign exchange rates of $6.1 million. Organic revenues in RWCS grew $17.4 million, while SID organic revenues were lower by $27.9 million. The decline in SID was mainly a result of lower commodity indexed revenues of $30.1 million due to lower sorted office paper and lower SID fuel and environmental surcharges.
•Income from operations in the third quarter was $24.2 million compared to $50.6 million in the third quarter of 2022. The $26.4 million decrease was mainly due to lower SID North America commodity indexed revenues and the corresponding margin flow through impact of $22.2 million. The decrease was also due to higher incentive and stock-based compensation of $7.2 million and a self-insurance settlement of $2.2 million. These were partially offset by cost savings and other margin flow through of $8.6 million and lower bad debt expense of $3.2 million.
•Net income in the third quarter was $2.0 million, or $0.02 diluted earnings per share, compared to $28.0 million, or $0.30 in the third quarter of 2022. The $26.0 million decrease was primarily attributable to lower Income from operations of $26.4 million, as explained above.
•Cash flow from operations for the nine months ended September 30, 2023 was $193.3 million, compared to $43.1 million in the same period of 2022. The year-over-year increase of $150.2 million was primarily driven by lower FCPA settlement payments of $72.8 million; improved accounts receivables collections, net of deferred revenues of $55.0 million; and lower annual incentive compensation payments of $22.3 million.
•Cash paid for capital expenditures for the nine months ended September 30, 2023 was $102.2 million, compared to $106.0 million in the same period of 2022.
Non-GAAP Results1,2
•For the third quarter of 2023, organic revenues1 decreased 1.6%, which excludes the impacts of divestitures and foreign exchange rates. RWCS organic revenues1 increased 4.1% while SID organic revenues1 decreased 11.6%, mainly due to lower commodity indexed revenues, as explained above.
•Adjusted income from operations1 was $70.3 million compared to $92.0 million in the third quarter of 2022. As a percentage of revenues, the 250 basis points decrease was mainly due to lower RISI rates impacting sorted office paper and fuel and environmental surcharges and the corresponding margin flow through impact of 340 basis points. The decrease was also due to higher incentive and stock-based compensation of 110 basis points and a self-insurance settlement of 30 basis points. These were partially offset by cost savings and margin flow through of 150 basis points and lower bad debt expense of 50 basis points.
•Adjusted diluted earnings per share1 was $0.43 compared to $0.65 in the third quarter of 2022. Excluding the impacts of divestitures and foreign exchange rates of $0.02, the remaining $0.20 decrease was driven by lower SID North America commodity indexed revenues of $0.19; higher incentive and stock-based compensation of $0.06; taxes, interest and other of $0.03; and a self-insurance settlement of $0.02. These were partially offset by cost savings and other margin flow through of $0.07 and lower bad debt expense of $0.03.
•Free cash flow2 for the nine months ended September 30, 2023 was an inflow of $91.1 million compared to an outflow of $62.9 million in the same period of 2022. The $154.0 million increase was primarily due to higher cash flow from operations of $150.2 million, as explained above, and lower cash paid for capital expenditures of $3.8 million.

1.Adjusted financial measures are Non-GAAP measures and exclude adjusting items as described and reconciled to comparable U.S. GAAP financial measures in the Reconciliation of U.S. GAAP to Non-GAAP Financial Measures contained in this Press Release.
2.Free cash flow is calculated as Net cash from operating activities less Capital expenditures.

CONFERENCE CALL INFORMATION
Stericycle is holding its third quarter earnings conference call on Thursday, November 2, 2023, at 8:00 a.m. central time. To access presentation materials, conference call numbers, or listen to the call via an internet webcast, visit investors.stericycle.com.
The third quarter earnings call is being recorded and a replay will be available approximately one hour after the end of the conference call until November 30, 2023. To access a replay of the call, visit investors.stericycle.com.
NON-GAAP FINANCIAL MEASURES
Non-GAAP financial measures are reconciled to the most comparable U.S. GAAP measures in the schedules attached hereto.
ABOUT STERICYCLE
Stericycle, Inc., is a U.S. based business-to-business services company and leading provider of compliance-based solutions that protect people and brands, promote health and well-being and safeguard the environment. Stericycle serves customers in North America and Europe with solutions for regulated waste and compliance services and secure information destruction. For more information about Stericycle, please visit stericycle.com.
SAFE HARBOR STATEMENT
This document may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. When we use words such as “believes”, “expects”, “anticipates”, “estimates”, “may”, “plan”, “will”, “goal”, or similar expressions, we are making forward-looking statements. Forward-looking statements are prospective in nature and are not based on historical facts, but rather on current expectations and projections of our management about future events and are therefore subject to risks and uncertainties, which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. Factors that could cause such differences include, among others, SOP pricing volatility or pricing volatility in other commodities, decreases in the volume of regulated waste or personal and confidential information collected from customers, the ability to complete our system modernization efforts, and disruptions resulting from deployment of our ERP system, disruptions in our supply chain, disruptions in or attacks on information technology systems, labor shortages, a recession or economic disruption in the U.S. and other countries, inflationary cost pressure in labor, supply chain, energy, and other expenses, rising interest rates or a downgrade in our credit rating resulting in an increase in interest expense, changing market conditions in the healthcare industry, competition and demand for services in the regulated waste and secure information destruction industries, foreign exchange rate volatility in the jurisdictions in which we operate, changes in governmental regulation of the collection, transportation, treatment and disposal of regulated waste or the proper handling and protection of personal and confidential information, the level of government enforcement of regulations governing regulated waste collection and treatment or the proper handling and protection of personal and confidential information, reliance on third parties to provide a variety of services, our ability to realize expected financial benefits from our continuous improvement efforts, charges related to portfolio optimization or the failure of acquisitions or divestitures to achieve the desired results, failure to consummate transactions with respect to non-core businesses, the obligations to service substantial indebtedness and comply with the covenants and restrictions contained in our credit agreements and notes, political, economic, and other risks related to our foreign operations, pandemics and the resulting impact on the results of operations, long-term remote work arrangements which may adversely affect our business, supply chain disruptions, disruptions in transportation services, restrictions on the ability of our team members to travel, closures of our facilities or the facilities of our customers and suppliers, changes in the volume of paper processed by our secure information destruction business and the revenue generated from the sale of SOP, weather and environmental changes related to climate change, requirements of customers and investors for net carbon zero emissions strategies, and the introduction of regulations for greenhouse gases, which could negatively affect our costs to operate, the outcome of pending, future or settled litigation or investigations, including the investigation by the DEA discussed in our SEC reports and litigation or investigations with respect to the U.S. Foreign Corrupt Practices Act and foreign anti-corruption laws, failure to maintain an effective system of internal control over financial reporting, as well as other factors described in our filings with the SEC, including our 2022 Form 10-K and subsequent Quarterly Reports on Form 10-Q. As a result, past financial performance should not be considered a reliable indicator of future performance, and investors should not use historical trends to anticipate future results or trends. We disclaim any obligation to update or revise any forward-looking or other statements contained herein other than in accordance with legal and regulatory obligations.

STERICYCLE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(Unaudited)

In millions, except per share data
	Three Months Ended September 30,					Nine months ended September 30,
	2023	% Revenues	2022	% Revenues	% Change	2023	% Revenues	2022	% Revenues	% Change
Revenues	$653.5	100.0%	$690.3	100.0%	(5.3)%	$2,007.3	100.0%	$2,034.4	100.0%	(1.3)%
Cost of revenues	407.8	62.4%	424.1	61.4%	(3.8)%	1,249.5	62.2%	1,263.3	62.1%	(1.1)%
Gross profit	245.7	37.6%	266.2	38.6%	(7.7)%	757.8	37.8%	771.1	37.9%	(1.7)%
Selling, general and administrative expenses	217.3	33.3%	215.6	31.2%	0.8%	654.2	32.6%	676.5	33.3%	(3.3)%
Divestiture losses, net	4.2	0.6%	—	—%	nm	63.4	3.2%	—	—%	nm
Income from operations	24.2	3.7%	50.6	7.3%	(52.2)%	40.2	2.0%	94.6	4.7%	(57.5)%
Interest expense, net	(17.4)	(2.7)%	(19.8)	(2.9)%	(12.1)%	(56.9)	(2.8)%	(54.6)	(2.7)%	4.2%
Other income (expense), net	0.1	—%	2.3	0.3%	(95.7)%	(0.3)	—%	0.8	—%	(137.5)%
Income (loss) before income taxes	6.9	1.1%	33.1	4.8%	(79.2)%	(17.0)	(0.8)%	40.8	2.0%	(141.7)%
Income tax expense	(4.8)	(0.7)%	(5.1)	(0.7)%	(5.9)%	(19.1)	(1.0)%	(16.4)	(0.8)%	16.5%
Net income (loss)	2.1	0.3%	28.0	4.1%	(92.5)%	(36.1)	(1.8)%	24.4	1.2%	(248.0)%
Net income attributable to noncontrolling interests	(0.1)	—%	—	—%	nm	(0.2)	—%	(0.2)	—%	—%
Net income (loss) attributable to Stericycle, Inc. common shareholders	$2.0	0.3%	$28.0	4.1%	(92.9)%	$(36.3)	(1.8)%	$24.2	1.2%	(250.0)%
Income (loss) per common share attributable to Stericycle, Inc. common shareholders:
Basic	$0.02		$0.30		(93.3)%	$(0.39)		$0.26		(250.0)%
Diluted	$0.02		$0.30		(93.3)%	$(0.39)		$0.26		(250.0)%
Weighted average number of common shares outstanding:
Basic	92.5		92.2			92.4		92.1
Diluted	92.9		92.4			92.4		92.4
nm - percentage change not meaningful for comparison
STATISTICS - U.S. GAAP AND NON-GAAP ADJUSTED FINANCIAL MEASURES
(Unaudited)

In millions, except per share data
	Three Months Ended September 30,				Nine months ended September 30,
	2023	% Revenues	2022	% Revenues	2023	% Revenues	2022	% Revenues
Statistics - U.S. GAAP
Effective tax rate	69.6%		15.4%		(112.4)%		40.2%
Statistics - Adjusted (1)
Adjusted gross profit	$245.7	37.6%	$266.2	38.6%	$761.2	37.9%	$771.1	37.9%
Adjusted selling, general and administrative expenses	$175.4	26.8%	$174.2	25.2%	$530.2	26.4%	$538.1	26.5%
Adjusted income from operations	$70.3	10.8%	$92.0	13.3%	$231.0	11.5%	$233.0	11.5%
Adjusted EBITDA	$96.4	14.8%	$119.3	17.3%	$309.7	15.4%	$314.5	15.5%
Adjusted net income attributable to common shareholders	$39.6	6.1%	$59.8	8.7%	$125.2	6.2%	$132.9	6.5%
Adjusted effective tax rate	25.1%		19.7%		27.9%		25.7%
Adjusted diluted earnings per share	$0.43		$0.65		$1.36		$1.44
Adjusted diluted shares outstanding	92.9		92.4		92.8		92.4
(1)Adjusted financial measures are Non-GAAP measures and exclude adjusting items as described and reconciled to comparable U.S. GAAP financial measures in the Reconciliation of U.S. GAAP to Non-GAAP Financial Measures contained in this Press Release.

STERICYCLE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

In millions, except per share data
	September 30, 2023	December 31, 2022
ASSETS
Current Assets:
Cash and cash equivalents	$29.7	$56.0
Accounts receivable, less allowance for doubtful accounts of $47.1 in 2023 and $53.3 in 2022	465.6	414.5
Prepaid expenses	39.9	33.2
Other current assets	52.0	55.0
Total Current Assets	587.2	558.7
Property, plant and equipment, less accumulated depreciation of $665.3 in 2023 and $657.7 in 2022	702.8	715.7
Operating lease right-of-use assets	442.7	398.9
Goodwill	2,738.5	2,784.9
Intangible assets, less accumulated amortization of $889.2 in 2023 and $823.3 in 2022	708.0	811.1
Other assets	66.9	64.8
Total Assets	$5,246.1	$5,334.1
LIABILITIES AND EQUITY
Current Liabilities:
Current portion of long-term debt	$15.8	$22.3
Bank overdrafts	—	2.9
Accounts payable	202.5	213.5
Accrued liabilities	219.6	244.1
Operating lease liabilities	102.1	91.2
Deferred revenues	65.1	7.9
Other current liabilities	45.3	40.0
Total Current Liabilities	650.4	621.9
Long-term debt, net	1,297.0	1,484.0
Long-term operating lease liabilities	360.5	329.0
Deferred income taxes	426.1	427.0
Long-term income taxes payable	9.4	11.8
Other liabilities	26.4	35.9
Total Liabilities	2,769.8	2,909.6

Commitments and contingencies

EQUITY
Common stock (par value $0.01 per share, 120.0 shares authorized, 92.5 and 92.2 issued and outstanding in 2023 and 2022, respectively)	0.9	0.9
Additional paid-in capital	1,312.0	1,285.4
Retained earnings	1,374.5	1,410.8
Accumulated other comprehensive loss	(211.8)	(276.9)
Total Stericycle, Inc.’s Equity	2,475.6	2,420.2
Noncontrolling interests	0.7	4.3
Total Equity	2,476.3	2,424.5
Total Liabilities and Equity	$5,246.1	$5,334.1

STERICYCLE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

In millions
	Nine Months Ended September 30,
	2023	2022
OPERATING ACTIVITIES:
Net (loss) income	$(36.1)	$24.4
Adjustments to reconcile net (loss) income to net cash from operating activities:
Depreciation	78.7	81.5
Intangible amortization	84.2	94.7
Stock-based compensation expense	28.2	20.1
Deferred income taxes	2.6	12.0
Divestiture losses, net	63.4	—
Asset impairments, (gain) loss on disposal of property plant and equipment and other charges	6.2	2.2
Other, net	2.8	3.9
Changes in operating assets and liabilities:
Accounts receivable	(63.1)	(60.3)
Prepaid expenses	(8.3)	5.4
Accounts payable	(3.2)	(9.4)
Accrued liabilities	(11.6)	(101.5)
Deferred revenues	57.7	(0.1)
Other assets and liabilities	(8.2)	(29.8)
Net cash from operating activities	193.3	43.1
INVESTING ACTIVITIES:
Capital expenditures	(102.2)	(106.0)
Proceeds from divestiture of businesses, net	84.6	1.6
Other, net	2.1	0.9
Net cash from investing activities	(15.5)	(103.5)
FINANCING ACTIVITIES:
Repayments of long-term debt and other obligations	(11.3)	(9.8)
Proceeds from foreign bank debt	1.3	1.6
Repayments of foreign bank debt	(0.3)	(1.7)
Repayments of term loan	(75.0)	—
Proceeds from credit facility	862.7	1,018.8
Repayments of credit facility	(971.0)	(945.3)
(Repayments) proceeds of bank overdrafts, net	(2.9)	1.1
Payments of finance lease obligations	(2.0)	(2.4)
Payments of debt issuance costs	—	(0.4)
Proceeds from issuance of common stock, net of (payments of) taxes from withheld shares	(5.2)	(5.0)
Payments to noncontrolling interest	(1.5)	(0.2)
Net cash from financing activities	(205.2)	56.7
Effect of exchange rate changes on cash and cash equivalents	1.1	(7.9)
Net change in cash and cash equivalents	(26.3)	(11.6)
Cash and cash equivalents at beginning of period	56.0	55.6
Cash and cash equivalents at end of period	$29.7	$44.0

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid, net of capitalized interest	$67.1	$64.3
Income taxes paid, net	$18.4	$3.0
Capital expenditures in Accounts payable	$24.6	$25.6
Free Cash Flow (1)	$91.1	$(62.9)
(1)Free Cash Flow is calculated as Net cash from operating activities less Capital expenditures.

Table 1–A: REVENUE CHANGES BY SERVICE AND SEGMENT (UNAUDITED) –
THREE MONTHS ENDED SEPTEMBER 30, 2023 and 2022

	Three Months Ended September 30,
	In millions				Components of Change (%)(1)
	2023	2022	Change ($)	Change (%)	Organic Growth(2)	Divestitures	Foreign Exchange(3)
Revenue by Service
Regulated Waste and Compliance Services	$439.9	$447.8	$(7.9)	(1.8)%	4.1%	(6.7)%	1.1%
Secure Information Destruction Services	213.6	242.5	(28.9)	(11.9)%	(11.6)%	(1.0)%	0.5%
Total Revenues	$653.5	$690.3	$(36.8)	(5.3)%	(1.6)%	(4.7)%	0.9%
North America
Regulated Waste and Compliance Services	$368.0	$369.7	$(1.7)	(0.5)%	3.9%	(4.1)%	(0.1)%
Secure Information Destruction Services	189.1	215.1	(26.0)	(12.1)%	(11.9)%	—%	(0.2)%
Total North America Segment	$557.1	$584.8	$(27.7)	(4.7)%	(2.1)%	(2.6)%	(0.1)%
International
Regulated Waste and Compliance Services	$71.9	$78.1	$(6.2)	(7.9)%	5.4%	(18.9)%	6.6%
Secure Information Destruction Services	24.5	27.4	(2.9)	(10.6)%	(9.2)%	(8.7)%	6.4%
Total International Segment	$96.4	$105.5	$(9.1)	(8.6)%	1.3%	(16.2)%	6.6%
See footnote descriptions below Table 1 – C
Table 1–B: REVENUE CHANGES BY SERVICE AND SEGMENT (UNAUDITED) –
NINE MONTHS ENDED SEPTEMBER 30, 2023 and 2022

	Nine months ended September 30,
	In millions				Components of Change (%)(1)
	2023	2022	Change ($)	Change (%)	Organic Growth(2)	Divestitures	Foreign Exchange(3)
Revenue by Service
Regulated Waste and Compliance Services	$1,335.9	$1,348.9	$(13.0)	(1.0)%	4.6%	(5.2)%	(0.2)%
Secure Information Destruction Services	671.4	685.5	(14.1)	(2.1)%	(1.1)%	(0.5)%	(0.5)%
Total Revenues	$2,007.3	$2,034.4	$(27.1)	(1.3)%	2.6%	(3.6)%	(0.3)%
North America
Regulated Waste and Compliance Services	$1,103.1	$1,097.5	$5.6	0.5%	5.0%	(4.1)%	(0.2)%
Secure Information Destruction Services	592.6	599.7	(7.1)	(1.2)%	(0.7)%	—%	(0.4)%
Total North America Segment	$1,695.7	$1,697.2	$(1.5)	(0.1)%	2.9%	(2.7)%	(0.3)%
International
Regulated Waste and Compliance Services	$232.8	$251.4	$(18.6)	(7.4)%	2.5%	(9.7)%	—%
Secure Information Destruction Services	78.8	85.8	(7.0)	(8.2)%	(3.8)%	(3.9)%	(0.6)%
Total International Segment	$311.6	$337.2	$(25.6)	(7.6)%	0.8%	(8.2)%	(0.2)%
See footnote descriptions below Table 1 – C
Table 1–C: COMPONENTS OF REVENUE CHANGE IN DOLLARS (UNAUDITED)

(In millions)
	Three Months Ended September 30, 2023	Nine Months Ended September 30, 2023
Organic Growth (2)	$(10.5)	$51.1
Divestitures	(32.4)	(73.0)
Foreign exchange (3)	6.1	(5.2)
Total Change	$(36.8)	$(27.1)
(1)Components of Change (%) in summation may not crossfoot to the total Change (%) due to rounding.
(2)Organic growth is the change in revenues which includes SOP (sorted office paper) pricing and volume and excludes the impact of divestitures and foreign exchange.
(3)The comparisons at constant currency rates (foreign exchange) reflect comparative local currency balances at prior period’s foreign exchange rates. Stericycle calculated these percentages by taking current period reported Revenues less the respective prior period reported Revenues, divided by the prior period reported Revenues, all at the respective prior period’s foreign exchange rates. This measure provides information on the change in Revenues assuming that foreign currency exchange rates have not changed between the prior and the current period. Management believes the use of this measure aids in the understanding of changes in Revenues without the impact of foreign currency.

RECONCILIATION OF U.S. GAAP TO NON-GAAP FINANCIAL MEASURES (UNAUDITED)
Table 2-A: THREE MONTHS ENDED SEPTEMBER 30, 2023 and 2022

(In millions, except per share data)
	Three Months Ended September 30, 2023
	Gross Profit	Selling, General and Administrative Expenses	Income from Operations	Net Income Attributable to Common Shareholders [c]	Diluted Earnings Per Share
U.S. GAAP Financial Measures	$245.7	$217.3	$24.2	$2.0	$0.02
Adjustments:
ERP and System Modernization [1]	—	(4.8)	4.8	3.9	0.04
Intangible Amortization [2]	—	(27.9)	27.9	21.6	0.24
Portfolio Optimization [3]	—	(0.8)	5.0	4.8	0.05
Litigation, Settlements and Regulatory Compliance [4]	—	(5.3)	5.3	4.2	0.05
Asset Impairments [5]	—	(3.1)	3.1	3.1	0.03
Total Adjustments	—	(41.9)	46.1	37.6	0.41
Adjusted Financial Measures [a]	$245.7	$175.4	$70.3	$39.6	$0.43
Depreciation			26.1
Adjusted EBITDA [b]			$96.4

(In millions, except per share data)
	Three Months Ended September 30, 2022
	Gross Profit	Selling, General and Administrative Expenses	Income from Operations	Net Income Attributable to Common Shareholders [c]	Diluted Earnings Per Share
U.S. GAAP Financial Measures	$266.2	$215.6	$50.6	$28.0	$0.30
Adjustments:
ERP and System Modernization [1]	—	(3.9)	3.9	3.0	0.04
Intangible Amortization [2]	—	(31.5)	31.5	24.3	0.26
Portfolio Optimization [3]	—	(1.4)	1.4	1.0	0.01
Litigation, Settlements and Regulatory Compliance [4]	—	(2.6)	2.6	2.0	0.02
Asset Impairments [5]	—	(2.0)	2.0	1.5	0.02
Total Adjustments	—	(41.4)	41.4	31.8	0.35
Adjusted Financial Measures [a]	$266.2	$174.2	$92.0	$59.8	$0.65
Depreciation			27.3
Adjusted EBITDA [b]			$119.3

(In millions, except per share data)
	Third Quarter 2023 Change Compared to Third Quarter 2022
	Gross Profit	Selling, General and Administrative Expenses	Income from Operations	Net Income Attributable to Common Shareholders	Diluted Earnings Per Share
U.S. GAAP Financial Measures	$(20.5)	$1.7	$(26.4)	$(26.0)	$(0.28)
Adjustments:
ERP and System Modernization	—	(0.9)	0.9	0.9	—
Intangible Amortization	—	3.6	(3.6)	(2.7)	(0.02)
Portfolio Optimization	—	0.6	3.6	3.8	0.04
Litigation, Settlements and Regulatory Compliance	—	(2.7)	2.7	2.2	0.03
Asset Impairments	—	(1.1)	1.1	1.6	0.01
Total Adjustments	—	(0.5)	4.7	5.8	0.06
Adjusted Financial Measures	$(20.5)	$1.2	$(21.7)	$(20.2)	$(0.22)
Depreciation			(1.2)
Adjusted EBITDA			$(22.9)

The following table provides adjustments to Income from operations categorized as follows:

(In millions)
	Three Months Ended September 30,
	2023	2022
Non-Cash Related [6]	$35.1	$33.5
Cash Related	11.0	7.9
Total	$46.1	$41.4
U.S. GAAP results for the three months ended September 30, 2023 and 2022 include:
1.ERP and System Modernization: In 2023 and 2022, Selling, General, and Administrative expenses (“SG&A”) includes consulting and professional fees related to our ERP and system modernization.
2.Intangible Amortization: Intangible amortization expense from acquisitions.
3.Portfolio Optimization: In 2023, Divestitures losses, net includes aggregate net losses of $4.2 million (inclusive of $0.1 million related to deal costs) related to the International exit of operations in Romania. In 2023 and 2022, SG&A includes consulting and professional fees associated with our Portfolio Optimization efforts of $0.8 million and $1.4 million, respectively.
4.Litigation, Settlements, and Regulatory Compliance: In 2023 and 2022, SG&A includes $5.3 million (which includes FCPA monitor related fees of $1.2 million) and $2.6 million, respectively, of primarily consulting and professional fees and estimated contingent liability provisions related to certain litigation, settlement and regulatory compliance matters.
5.Asset Impairments: In 2023, SG&A includes an impairment of $3.1 million in International associated with certain intangible assets in Spain. In 2022, SG&A includes an impairment of $2.0 million associated with exiting certain North American office facilities.
6.Non-Cash Related Adjustments: In 2023 and 2022, non-cash related adjustments include $35.1 million and $33.5 million, respectively, consisting of intangible amortization, portfolio optimization, and asset impairment items.
a.The Non-GAAP financial measures contained in this press release are reconciled to the most comparable measures calculated in accordance with U.S. GAAP in the schedules attached to this release. Management believes the Non-GAAP financial measures are useful measures of Stericycle’s performance because they provide additional information about Stericycle’s operations and exclude certain adjusting items, allowing better evaluation of underlying business performance and better period-to-period comparability. The Non-GAAP financial measures contained in this press release may not be calculated in the same manner as certain other Non-GAAP financial measures and are used solely to evaluate management’s performance for incentive compensation purposes. All Non-GAAP financial measures are intended to supplement the applicable U.S. GAAP measures and should not be considered in isolation from, or a replacement for, financial measures prepared in accordance with U.S. GAAP and may not be comparable to or calculated in the same manner as Non-GAAP financial measures published by other companies.
b.Adjusted Earnings Before Interest, Tax, Depreciation and Amortization (Adjusted EBITDA) is Income from operations excluding certain adjusting items, depreciation and intangible amortization.
c.Under the Net Income Attributable to Common Shareholders column, adjustments are shown net of tax in aggregate of $8.5 million and $9.6 million for the three months ended September 30, 2023 and 2022, respectively, based on applying the statutory tax rate for the jurisdictions in which the adjustment occurred or, by adjusting the tax effect to consider the impact of applying an annual effective tax rate on an interim basis. For purposes of reconciling adjusted diluted earnings per share with respect to taxes period-over-period, the company utilizes a “rate approach” to highlight the impact of the adjusted tax rate. It is computed by multiplying the prior period adjusted rate by the current period adjusted income before taxes to determine the expected tax expense. Such expected tax expense is then compared to actual tax expense. Expected tax in excess of actual tax variance is favorable; actual tax in excess of expected tax variance is unfavorable. The variance divided by diluted shares outstanding at the end of the period yields the impact on earnings per share. Management believes the use of this measure best aids in explaining the impact of a changing tax rate.

Table 2-B: NINE MONTHS ENDED SEPTEMBER 30, 2023 and 2022

(In millions, except per share data)
	Nine Months Ended September 30, 2023
	Gross Profit	Selling, General and Administrative Expenses	Income from Operations	Net (Loss) Income Attributable to Common Shareholders [c]	Diluted (Loss) Earnings Per Share
U.S. GAAP Financial Measures	$757.8	$654.2	$40.2	$(36.3)	$(0.39)
Adjustments:
ERP and System Modernization [1]	—	(12.9)	12.9	10.0	0.11
Intangible Amortization [2]	—	(84.2)	84.2	65.3	0.71
Portfolio Optimization [3]	—	(1.4)	64.8	63.9	0.69
Litigation, Settlements and Regulatory Compliance [4]	—	(22.4)	22.4	15.8	0.17
Asset Impairments [5]	3.4	(3.1)	6.5	6.5	0.07
Total Adjustments	3.4	(124.0)	190.8	161.5	1.75
Adjusted Financial Measures [a]	$761.2	$530.2	$231.0	$125.2	$1.36
Depreciation			78.7
Adjusted EBITDA [b]			$309.7

(In millions, except per share data)
	Nine Months Ended September 30, 2022
	Gross Profit	Selling, General and Administrative Expenses	Income from Operations	Net Income Attributable to Common Shareholders [c]	Diluted Earnings Per Share
U.S. GAAP Financial Measures	$771.1	$676.5	$94.6	$24.2	$0.26
Adjustments:
ERP and System Modernization [1]	—	(13.0)	13.0	9.8	0.11
Intangible Amortization [2]	—	(94.7)	94.7	73.4	0.79
Portfolio Optimization [3]	—	(2.7)	2.7	2.0	0.02
Litigation, Settlements and Regulatory Compliance [4]	—	(26.0)	26.0	22.0	0.24
Asset Impairments [5]	—	(2.0)	2.0	1.5	0.02
Total Adjustments	—	(138.4)	138.4	108.7	1.18
Adjusted Financial Measures [a]	$771.1	$538.1	$233.0	$132.9	$1.44
Depreciation			81.5
Adjusted EBITDA [b]			$314.5

(In millions, except per share data)
	Year-to-Date 2023 Change Compared to 2022
	Gross Profit	Selling, General and Administrative Expenses	Income from Operations	Net (Loss) Income Attributable to Common Shareholders	Diluted (Loss) Earnings Per Share
U.S. GAAP Financial Measures	$(13.3)	$(22.3)	$(54.4)	$(60.5)	$(0.65)
Adjustments:
ERP and System Modernization	—	0.1	(0.1)	0.2	—
Intangible Amortization	—	10.5	(10.5)	(8.1)	(0.08)
Portfolio Optimization	—	1.3	62.1	61.9	0.67
Litigation, Settlements and Regulatory Compliance	—	3.6	(3.6)	(6.2)	(0.07)
Asset Impairments	3.4	(1.1)	4.5	5.0	0.05
Total Adjustments	3.4	14.4	52.4	52.8	0.57
Adjusted Financial Measures	$(9.9)	$(7.9)	$(2.0)	$(7.7)	$(0.08)
Depreciation			(2.8)
Adjusted EBITDA			$(4.8)

The following table provides adjustments to Income from operations categorized as follows:

(In millions)
	Nine Months Ended September 30,
	2023	2022
Non-Cash Related [6]	$152.0	$96.7
Cash Related	38.8	41.7
Total	$190.8	$138.4
U.S. GAAP results for the nine months ended September 30, 2023 and 2022 include:
1.ERP and System Modernization: In 2023 and 2022, SG&A includes consulting and professional fees related to our ERP and system modernization.
2.Intangible Amortization: Intangible amortization expense from acquisitions.
3.Portfolio Optimization: In 2023 Divestitures losses, net includes aggregate net losses of $63.4 million (inclusive of $2.1 million related to deal costs) related to International divestitures of Romania, Republic of Korea, Australia, Singapore, Brazil, and a container manufacturing operation. In 2023 and 2022, SG&A includes consulting and professional fees associated with our Portfolio Optimization efforts of $1.4 million and $2.7 million, respectively.
4.Litigation, Settlements, and Regulatory Compliance: In 2023 and 2022, SG&A includes $17.7 million (which includes FCPA monitor related fees of $7.0 million) and $12.9 million, respectively, of primarily consulting and professional fees and estimated contingent liability provisions net of releases related to certain litigation, settlement and regulatory compliance matters. Additionally in 2023, SG&A includes a value-added tax reclaim credit of $6.0 million, a settlement charge associated with a vendor dispute of $6.0 million, other settlement charges of $5.6 million, and a FCPA settlement release of $0.9 million. Additionally in 2022, SG&A includes FCPA settlement expense of $9.6 million and a settlement charge related to a multi-year indirect tax related IRS examination of $3.5 million.
5.Asset Impairments: In 2023, COR includes an impairment of $3.4 million in International associated with certain long-lived assets, primarily property, plant and equipment, in Romania, and SG&A includes an impairment of $3.1 million associated with certain intangible assets in Spain. In 2022, SG&A includes an impairment of $2.0 million associated with exiting certain North American office facilities.
6.Non-Cash Related Adjustments: In 2023 and 2022, non-cash related adjustments include $152.0 million and $96.7 million, respectively, consisting of intangible amortization, portfolio optimization, and asset impairment items.
a.The Non-GAAP financial measures contained in this press release are reconciled to the most comparable measures calculated in accordance with U.S. GAAP in the schedules attached to this release. Management believes the Non-GAAP financial measures are useful measures of Stericycle’s performance because they provide additional information about Stericycle’s operations and exclude certain adjusting items, allowing better evaluation of underlying business performance and better period-to-period comparability. The Non-GAAP financial measures contained in this press release may not be calculated in the same manner as certain other Non-GAAP financial measures and are used solely to evaluate management’s performance for incentive compensation purposes. All Non-GAAP financial measures are intended to supplement the applicable U.S. GAAP measures and should not be considered in isolation from, or a replacement for, financial measures prepared in accordance with U.S. GAAP and may not be comparable to or calculated in the same manner as Non-GAAP financial measures published by other companies.
b.Adjusted Earnings Before Interest, Tax, Depreciation and Amortization (Adjusted EBITDA) is Income from operations excluding certain adjusting items, depreciation and intangible amortization.
c.Under the Net (Loss) Income Attributable to Common Shareholders column, adjustments are shown net of tax in aggregate of $29.3 million and $29.7 million for the nine months ended September 30, 2023 and 2022, respectively, based on applying the statutory tax rate for the jurisdictions in which the adjustment occurred or, by adjusting the tax effect to consider the impact of applying an annual effective tax rate on an interim basis. For purposes of reconciling adjusted diluted earnings per share with respect to taxes period-over-period, the company utilizes a “rate approach” to highlight the impact of the adjusted tax rate. It is computed by multiplying the prior period adjusted rate by the current period adjusted income before taxes to determine the expected tax expense. Such expected tax expense is then compared to actual tax expense. Expected tax in excess of actual tax variance is favorable; actual tax in excess of expected tax variance is unfavorable. The variance divided by diluted shares outstanding at the end of the period yields the impact on earnings per share. Management believes the use of this measure best aids in explaining the impact of a changing tax rate.